Earnings Release

Mastercard Incorporated Reports Fourth Quarter and Full Year 2025 Financial Results

•Fourth quarter net income of $4.1 billion, and diluted earnings per share (EPS) of $4.52
•Fourth quarter adjusted net income of $4.3 billion, and adjusted diluted EPS of $4.76
•Fourth quarter net revenue of $8.8 billion, an increase of 18%, or 15% on a currency-neutral basis
•Fourth quarter gross dollar volume up 7% and purchase volume up 9%, on a local currency basis
Purchase, NY - January 29, 2026 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth quarter and full year 2025.

“2025 was another strong year for Mastercard, with net revenue up 16% year-over-year or 15% on a currency-neutral basis. We're executing and winning with programs like the Apple Card and robust growth in value-added services and solutions at 23%, or 21% currency-neutral. The overall macroeconomic environment is supportive and we continue to see healthy consumer and business spending. That, together with trusted technology, constant innovation, and deep partnerships, powers our performance. Focused, agile, and diversified, we’re well positioned for the opportunities ahead in 2026.” — Michael Miebach, CEO

Quarterly Results

Fourth Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q4 2025	Q4 2024	Reported GAAP	Currency-neutral
Net revenue	$8.8	$7.5	18%	15%
Operating expenses	$3.9	$3.6	10%	7%
Operating income	$4.9	$3.9	25%	21%
Operating margin	55.8%	52.6%	3.2 ppt	2.9 ppt
Effective income tax rate	16.7%	14.1%	2.6 ppt	2.8 ppt
Net income	$4.1	$3.3	22%	17%
Diluted EPS	$4.52	$3.64	24%	20%

Key Fourth Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q4 2025	Q4 2024	As adjusted	Currency-neutral
Net revenue	$8.8	$7.5	18%	15%
Adjusted operating expenses	$3.7	$3.3	14%	12%
Adjusted operating margin	57.7%	56.3%	1.4 ppt	1.0 ppt
Adjusted effective income tax rate	17.0%	14.9%	2.1 ppt	2.4 ppt
Adjusted net income	$4.3	$3.5	22%	17%
Adjusted diluted EPS	$4.76	$3.82	25%	20%
[1] The Key Fourth Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Fourth Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q4 2025 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 7%	up 14%	up 10%
The following information is provided to aid in understanding Mastercard’s fourth quarter 2025 results, versus the year ago period.
•Net revenue increased 18%, or 15% on a currency-neutral basis. This increase includes a 1 percentage point increase from acquisitions. The remaining increase was attributable to organic growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 12%, or 9% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 7%, on a local currency basis, to $2.8 trillion.
•Cross-border volume growth of 14% on a local currency basis.
•Switched transactions growth of 10%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 20%, or 17% on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 26%, or 22% on a currency-neutral basis. This includes a 3 percentage point increase from acquisitions. The remaining increase was driven primarily by growth in our underlying drivers, digital and authentication solutions, security solutions, consumer acquisition and engagement services, business and market insights, and pricing.
•Total operating expenses increased 10% as compared to the same period in 2024, primarily due to higher general and administrative expenses (which was tempered in part by the benefits of new government grants recognized as a result of agreements signed in late 2025), partially offset by lower litigation provisions. Excluding the impact of Fourth Quarter Special Items, adjusted operating expenses increased 14%, or 12% on a currency-neutral basis. This increase includes a 5 percentage point increase from acquisitions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $13 million versus the year ago period, primarily due to the new government grants and a one-time tax-related interest benefit, partially offset by net losses in the current year versus net gains in the prior year on our equity investments. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was favorable $158 million versus the year ago period primarily due to the new government grants and a one-time tax-related interest benefit.
•The effective tax rate for the fourth quarter of 2025 was 16.7%, versus 14.1% for the comparable period in 2024. The adjusted effective tax rate for the fourth quarter of 2025 was 17.0%, versus 14.9% for the comparable period in 2024. Both the as-reported and as-adjusted effective tax rates were higher in 2025 primarily due to the net tax effect of our Singapore operations, which includes the 15% global minimum tax (Pillar 2 Rules) that took effect in 2025. Additionally, a change in our geographic mix of earnings contributed to the higher effective tax rate, partially offset by net discrete tax benefits.
•As of December 31, 2025, the company’s customers had issued 3.7 billion Mastercard and Maestro-branded cards.

2

Full Year Results

Full Year Operating Results			Increase / (Decrease)
$ in billions, except per share data	2025	2024	Reported GAAP	Currency-neutral
Net revenue	$32.8	$28.2	16%	15%
Operating expenses	$13.9	$12.6	10%	10%
Operating income	$18.9	$15.6	21%	20%
Operating margin	57.6%	55.3%	2.3 ppt	2.3 ppt
Effective income tax rate	19.4%	15.6%	3.8 ppt	3.8 ppt
Net income	$15.0	$12.9	16%	15%
Diluted EPS	$16.52	$13.89	19%	18%

Key Full Year Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2025	2024	As adjusted	Currency-neutral
Net revenue	$32.8	$28.2	16%	15%
Adjusted operating expenses	$13.4	$11.7	14%	14%
Adjusted operating margin	59.2%	58.4%	0.8 ppt	0.7 ppt
Adjusted effective income tax rate	19.6%	16.2%	3.4 ppt	3.4 ppt
Adjusted net income	$15.4	$13.5	14%	13%
Adjusted diluted EPS	$17.01	$14.60	17%	15%
[1] The Key Full Year Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Full Year Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Full Year 2025 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 9%	up 15%	up 10%
The following information is provided to aid in understanding Mastercard’s full year 2025 results, versus the year ago period.
•Net revenue increased 16%, or 15% on a currency-neutral basis. This increase includes a 1 percentage point increase from acquisitions. The remaining increase was attributable to organic growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 12%, as reported and on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 9%, on a local currency basis, to $10.6 trillion.
•Cross-border volume growth of 15% on a local currency basis.
•Switched transactions growth of 10%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 16%, as reported and on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.

3

▪Value-added services and solutions net revenue increased 23%, or 21% on a currency-neutral basis. This includes a 3 percentage point increase from acquisitions. The remaining increase was driven primarily by growth in our underlying drivers, security and digital and authentication solutions, consumer acquisition and engagement services, pricing and business and market insights.
•Total operating expenses increased 10% as compared to 2024, primarily due to higher general and administrative expenses (which was tempered in part by the benefits of new government grants recognized as a result of agreements signed in late 2025 and a restructuring charge in 2024). Excluding the impact of Full Year Special Items, adjusted operating expenses increased 14%, as reported and on a currency-neutral basis. This increase includes a 4 percentage point increase from acquisitions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $9 million versus the year ago period, primarily due to the new government grants and a one-time tax-related interest benefit, partially offset by increased interest expense and increased net losses in the current year versus the prior year on our equity investments. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was favorable $68 million versus the prior year primarily due to the new government grants and a one-time tax-related interest benefit, partially offset by increased interest expense.
•The effective tax rate for Full Year 2025 was 19.4%, versus 15.6% for the comparable period in 2024. The adjusted effective tax rate for Full Year 2025 was 19.6%, versus 16.2% for the comparable period in 2024. Both the as-reported and as-adjusted effective tax rates were higher in 2025 primarily due to the net effect of our Singapore operations, which includes the Pillar 2 Rules that took effect in 2025. Additionally, a change in our geographic mix of earnings contributed to the higher effective tax rate, partially offset by net discrete tax benefits.
Return of Capital to Shareholders
During the fourth quarter of 2025, Mastercard repurchased 6.4 million shares at a cost of $3.6 billion and paid $684 million in dividends.
Quarter-to-date through January 26, the company repurchased 1.3 million shares at a cost of $715 million, which leaves $16.7 billion remaining under approved share repurchase programs.
Fourth Quarter and Full Year 2025 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its fourth quarter and full year 2025 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for

4

the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholder reaction
•the inability to attract and retain a highly qualified workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent reports on Forms 10-Q and 8-K.

5

About Mastercard (NYSE: MA)
Mastercard powers economies and empowers people in more than 220 countries and territories worldwide. Together with our customers, we are building a resilient economy where everyone can prosper. We support a wide range of digital payments choices, making transactions secure, simple, smart and accessible. Our technology and innovation, partnerships and networks combine to deliver a unique set of products and services that help people, businesses and governments realize their greatest potential.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

6

Consolidated Statements of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in millions, except per share data)
Net Revenue	$8,806	$7,489	$32,791	$28,167
Operating Expenses:
General and administrative	3,106	2,745	11,318	10,193
Advertising and marketing	319	295	929	815
Depreciation and amortization	297	231	1,143	897
Provision for litigation	174	280	504	680
Total operating expenses	3,896	3,551	13,894	12,585
Operating income	4,910	3,938	18,897	15,582
Other Income (Expense):
Investment income	86	96	325	327
Gains (losses) on equity investments, net	(104)	40	(88)	(29)
Interest expense	(159)	(184)	(722)	(646)
Other income (expense), net	143	1	166	20
Total other income (expense)	(34)	(47)	(319)	(328)
Income before income taxes	4,876	3,891	18,578	15,254
Income tax expense	816	549	3,610	2,380
Net Income	$4,060	$3,342	$14,968	$12,874
Basic Earnings per Share	$4.53	$3.64	$16.54	$13.91
Basic weighted-average shares outstanding	897	917	905	925
Diluted Earnings per Share	$4.52	$3.64	$16.52	$13.89
Diluted weighted-average shares outstanding	898	919	906	927

7

Consolidated Balance Sheets (Unaudited)
	December 31, 2025	December 31, 2024
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$10,566	$8,442
Restricted cash and restricted cash equivalents	561	492
Restricted security deposits held for customers	2,121	1,874
Investments	332	330
Accounts receivable	4,609	3,773
Settlement assets	1,626	1,821
Prepaid expenses and other current assets	3,743	2,992
Total current assets	23,558	19,724
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,756 and $2,393, respectively	2,303	2,138
Deferred income taxes	1,567	1,614
Goodwill	9,560	9,193
Other intangible assets, net of accumulated amortization of $3,096 and $2,400, respectively	5,554	5,453
Other assets	11,615	9,959
Total Assets	$54,157	$48,081

Liabilities and Equity
Current liabilities:
Accounts payable	$999	$929
Settlement obligations	2,409	2,316
Restricted security deposits held for customers	2,121	1,874
Accrued litigation	800	930
Accrued expenses	13,272	10,393
Short-term debt	749	750
Other current liabilities	2,412	2,028
Total current liabilities	22,762	19,220
Long-term debt	18,251	17,476
Deferred income taxes	307	317
Other liabilities	5,091	4,553
Total Liabilities	46,411	41,566

Commitments and Contingencies

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,406 and 1,404 shares issued and 887 and 907 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	6,907	6,442
Class A treasury stock, at cost, 518 and 497 shares, respectively	(83,224)	(71,431)
Retained earnings	85,035	72,907
Accumulated other comprehensive income (loss)	(981)	(1,433)
Mastercard Incorporated Stockholders' Equity	7,737	6,485
Non-controlling interests	9	30
Total Equity	7,746	6,515
Total Liabilities and Equity	$54,157	$48,081

8

Consolidated Statements of Cash Flows (Unaudited)
	For the Years Ended December 31,
	2025	2024
	(in millions)
Operating Activities
Net income	$14,968	$12,874
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	2,098	1,830
Depreciation and amortization	1,143	897
(Gains) losses on equity investments, net	88	29
Share-based compensation	597	526
Deferred income taxes	57	(527)
Other	139	191
Changes in operating assets and liabilities:
Accounts receivable	(642)	186
Income taxes receivable	(91)	(165)
Settlement assets	202	(593)
Prepaid expenses	(3,388)	(3,225)
Accrued litigation and legal settlements	(142)	205
Restricted security deposits held for customers	247	29
Accounts payable	45	75
Settlement obligations	89	922
Accrued expenses	1,836	1,587
Long-term taxes payable	(185)	(163)
Net change in other assets and liabilities	587	102
Net cash provided by operating activities	17,648	14,780
Investing Activities
Purchases of investment securities available-for-sale	(501)	(508)
Purchases of investments held-to-maturity	(28)	(108)
Proceeds from sales of investment securities available-for-sale	254	199
Proceeds from maturities of investment securities available-for-sale	232	262
Proceeds from maturities of investments held-to-maturity	52	378
Purchases of property and equipment	(489)	(474)
Capitalized software	(726)	(720)
Purchases of equity investments	(339)	(42)
Proceeds from sales of equity investments	181	125
Acquisition of businesses, net of cash acquired	—	(2,511)
Other investing activities	2	(3)
Net cash used in investing activities	(1,362)	(3,402)
Financing Activities
Purchases of treasury stock	(11,727)	(10,954)
Dividends paid	(2,756)	(2,448)
Proceeds from debt, net	1,242	3,960
Payment of debt	(750)	(1,336)
Tax withholdings related to share-based payments	(291)	(178)
Cash proceeds from employee stock plans	203	224
Other financing activities	(100)	(104)
Net cash used in financing activities	(14,179)	(10,836)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	333	(199)
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	2,440	343
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,808	10,465
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$13,248	$10,808

9

Non-GAAP Financial Information
Non-GAAP financial information is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude, where applicable, the impact of gains and losses on the company’s equity investments, which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude, where applicable, the impact of special items, which represent litigation judgments and settlements and/or certain one-time items, as well as the related tax impacts.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statements of operations when the underlying forecasted transactions impact earnings. The translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments as specified above have been excluded from the company’s currency-neutral growth rates.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation, among other things. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the company’s measures calculated in accordance with GAAP.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures in the non-GAAP reconciliation tables below.

10

Non-GAAP Reconciliations (QTD)
	Three Months Ended December 31, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,896	55.8%	$(34)	16.7%	$4,060	$4.52
(Gains) losses on equity investments [1]	**	**	104	(0.3)%	101	0.11
Litigation provisions [2]	(174)	2.0%	**	0.6%	117	0.13
Adjusted - Non-GAAP	$3,721	57.7%	$69	17.0%	$4,278	$4.76

	Three Months Ended December 31, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,551	52.6%	$(47)	14.1%	$3,342	$3.64
(Gains) losses on equity investments [1]	**	**	(40)	0.2%	(42)	(0.05)
Litigation provisions [3]	(280)	3.7%	**	0.6%	214	0.23
Adjusted - Non-GAAP	$3,270	56.3%	$(88)	14.9%	$3,513	$3.82

	Three Months Ended December 31, 2025 as compared to the Three Months Ended December 31, 2024
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	10%	3.2	ppt	2.6	ppt	22%	24%
(Gains) losses on equity investments [1]	**	**		(0.5)	ppt	5%	5%
Litigation provisions [2,3]	4%	(1.8)	ppt	(0.1)	ppt	(4)%	(4)%
Adjusted - Non-GAAP	14%	1.4	ppt	2.1	ppt	22%	25%
Currency impact [4]	(2)%	(0.4)	ppt	0.3	ppt	(4)%	(5)%
Adjusted - Non-GAAP - currency-neutral	12%	1.0	ppt	2.4	ppt	17%	20%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents Q4’25 net pre-tax losses of $104 million and Q4’24 net pre-tax gains of $40 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Fourth Quarter Special Items
2.Represents Q4’25 pre-tax charges of $174 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3.Represents Q4’24 pre-tax charges of $280 million primarily as a result of a legal provision associated with the U.K. consumer class action settlement and settlements with a number of U.K. merchants.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

11

Non-GAAP Reconciliations (Full Year)
	Twelve Months Ended December 31, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$13,894	57.6%	$(319)	19.4%	$14,968	$16.52
(Gains) losses on equity investments [1]	**	**	88	(0.1)%	90	0.10
Litigation provisions [2]	(504)	1.5%	**	0.3%	357	0.39
Adjusted - Non-GAAP	$13,389	59.2%	$(232)	19.6%	$15,415	$17.01

	Twelve Months Ended December 31, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$12,585	55.3%	$(328)	15.6%	$12,874	$13.89
(Gains) losses on equity investments [1]	**	**	29	—%	25	0.03
Litigation provisions [3]	(680)	2.4%	**	0.5%	495	0.53
Restructuring charge [4]	(190)	0.7%	**	0.1%	147	0.16
Adjusted - Non-GAAP	$11,714	58.4%	$(300)	16.2%	$13,541	$14.60

	Twelve Months Ended December 31, 2025 as compared to the Twelve Months Ended December 31, 2024
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	10%	2.3	ppt	3.8	ppt	16%	19%
(Gains) losses on equity investments [1]	**	**		(0.1)	ppt	—%	—%
Litigation provisions [2,3]	2%	(0.9)	ppt	(0.2)	ppt	(2)%	(2)%
Restructuring charge [4]	2%	(0.7)	ppt	(0.1)	ppt	(1)%	(1)%
Adjusted - Non-GAAP	14%	0.8	ppt	3.4	ppt	14%	17%
Currency impact [5]	(1)%	(0.1)	ppt	(0.1)	ppt	(1)%	(1)%
Adjusted - Non-GAAP - currency-neutral	14%	0.7	ppt	3.4	ppt	13%	15%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents Full Year 2025 and 2024 net pre-tax losses of $88 million and $29 million, respectively, primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Full Year Special Items
2.Represents Full Year 2025 pre-tax charges of $504 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation, a legal provision associated with the U.S. liability shift litigation and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Represents Full Year 2024 pre-tax charges of $680 million primarily as a result of a legal provision associated with the U.K. consumer class action settlement, settlements with a number of U.K. merchants and a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
4.Represents Full Year 2024 pre-tax charge of $190 million as a result of a restructuring action intended to streamline our organization, delivering efficiencies to enable reinvestment in our business to support the realization of our long-term growth opportunities.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

12

Mastercard Incorporated Operating Performance
	Three Months Ended December 31, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$657	5.6%	5.6%	$504	7.8%	13,511	10.8%	$152	(1.4)%	1,443	1,027
Canada	74	6.1%	5.8%	72	5.9%	1,207	6.4%	2	0.4%	7	95
Europe	1,006	15.6%	10.0%	815	12.1%	21,079	8.9%	191	1.8%	899	988
Latin America	257	20.8%	14.2%	190	16.5%	7,987	16.4%	67	8.3%	442	551
Worldwide less United States	1,994	12.3%	8.8%	1,582	10.9%	43,784	10.7%	412	1.6%	2,791	2,660
United States	825	4.1%	4.1%	762	4.7%	11,523	3.4%	63	(2.9)%	275	731
Worldwide	2,819	9.8%	7.4%	2,344	8.8%	55,306	9.1%	475	0.9%	3,067	3,391
Mastercard Credit and Charge Programs
Worldwide less United States	864	10.4%	8.8%	824	9.1%	18,253	7.8%	40	2.2%	153	839
United States	438	6.3%	6.3%	428	6.6%	4,583	6.5%	10	(3.3)%	9	353
Worldwide	1,301	9.0%	7.9%	1,251	8.2%	22,836	7.5%	50	1.1%	162	1,192
Mastercard Debit Programs
Worldwide less United States	1,130	13.9%	8.9%	758	12.9%	25,531	12.9%	372	1.5%	2,638	1,821
United States	388	1.6%	1.6%	335	2.3%	6,939	1.5%	53	(2.8)%	266	378
Worldwide	1,518	10.5%	6.9%	1,093	9.5%	32,470	10.2%	425	0.9%	2,905	2,199

	Twelve Months Ended December 31, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,487	4.8%	5.7%	$1,888	7.6%	50,546	10.0%	$599	0.2%	5,777	1,027
Canada	276	3.5%	5.4%	268	5.5%	4,566	6.7%	8	2.5%	26	95
Europe	3,746	14.2%	11.8%	3,018	13.7%	80,771	9.8%	727	4.7%	3,676	988
Latin America	905	10.2%	14.6%	667	17.8%	29,232	14.7%	238	6.4%	1,707	551
Worldwide less United States	7,413	10.0%	9.7%	5,841	11.7%	165,115	10.6%	1,571	3.1%	11,186	2,660
United States	3,220	6.0%	6.0%	2,958	6.3%	45,023	5.6%	262	2.7%	1,146	731
Worldwide	10,632	8.7%	8.6%	8,799	9.8%	210,138	9.5%	1,833	3.1%	12,332	3,391
Mastercard Credit and Charge Programs
Worldwide less United States	3,239	7.8%	9.0%	3,085	9.4%	69,411	7.8%	155	1.7%	606	839
United States	1,666	6.3%	6.3%	1,623	6.3%	17,335	6.2%	44	5.2%	36	353
Worldwide	4,905	7.3%	8.1%	4,707	8.3%	86,746	7.5%	198	2.5%	642	1,192
Mastercard Debit Programs
Worldwide less United States	4,173	11.7%	10.3%	2,757	14.3%	95,704	12.7%	1,417	3.3%	10,580	1,821
United States	1,554	5.6%	5.6%	1,335	6.2%	27,688	5.2%	218	2.2%	1,109	378
Worldwide	5,727	10.0%	9.0%	4,092	11.5%	123,392	11.0%	1,635	3.1%	11,690	2,199

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance
	Three Months Ended December 31, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$622	5.2%	8.1%	$467	9.7%	12,198	11.2%	$154	3.7%	1,530	965
Canada	70	3.8%	6.6%	68	6.8%	1,134	8.8%	2	1.5%	6	87
Europe	871	14.3%	16.2%	692	18.0%	19,360	12.7%	178	9.9%	976	904
Latin America	213	2.1%	17.6%	155	21.7%	6,860	13.9%	58	7.9%	464	471
Worldwide less United States	1,775	9.0%	13.0%	1,383	14.8%	39,552	12.3%	392	7.0%	2,977	2,427
United States	793	9.0%	9.0%	728	9.0%	11,144	9.0%	65	8.1%	291	700
Worldwide	2,568	9.0%	11.7%	2,111	12.8%	50,696	11.6%	457	7.2%	3,268	3,127
Mastercard Credit and Charge Programs
Worldwide less United States	783	6.9%	11.5%	744	12.1%	16,929	9.7%	38	2.3%	158	813
United States	412	7.6%	7.6%	401	7.7%	4,305	7.1%	10	5.5%	9	336
Worldwide	1,194	7.1%	10.2%	1,145	10.5%	21,234	9.1%	49	2.9%	166	1,149
Mastercard Debit Programs
Worldwide less United States	992	10.7%	14.2%	638	18.2%	22,624	14.3%	354	7.6%	2,819	1,614
United States	382	10.4%	10.4%	327	10.8%	6,839	10.2%	54	8.6%	282	364
Worldwide	1,374	10.7%	13.1%	966	15.6%	29,462	13.4%	408	7.7%	3,101	1,978

	Twelve Months Ended December 31, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,374	3.1%	7.2%	$1,775	8.7%	45,962	11.1%	$599	3.1%	5,988	965
Canada	266	4.6%	6.3%	259	6.1%	4,278	9.0%	8	10.4%	24	87
Europe	3,280	12.8%	15.3%	2,597	16.9%	73,532	14.1%	684	9.8%	3,906	904
Latin America	821	10.3%	18.6%	590	21.6%	25,495	15.9%	231	11.5%	1,836	471
Worldwide less United States	6,741	8.6%	12.3%	5,220	13.9%	149,268	13.3%	1,522	7.3%	11,755	2,427
United States	3,038	7.1%	7.1%	2,783	7.4%	42,638	7.7%	255	4.2%	1,164	700
Worldwide	9,780	8.1%	10.7%	8,003	11.5%	191,905	12.0%	1,777	6.8%	12,919	3,127
Mastercard Credit and Charge Programs
Worldwide less United States	3,004	6.6%	11.2%	2,851	11.5%	64,376	10.9%	154	6.7%	637	813
United States	1,568	6.4%	6.4%	1,526	6.6%	16,318	6.2%	41	0.6%	36	336
Worldwide	4,572	6.6%	9.5%	4,377	9.7%	80,695	10.0%	195	5.4%	674	1,149
Mastercard Debit Programs
Worldwide less United States	3,737	10.2%	13.3%	2,369	17.0%	84,891	15.1%	1,368	7.3%	11,118	1,614
United States	1,471	7.8%	7.8%	1,257	8.4%	26,319	8.6%	214	4.9%	1,128	364
Worldwide	5,208	9.5%	11.7%	3,626	13.8%	111,211	13.5%	1,582	7.0%	12,245	1,978

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

13

Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

14